Underlying supplement no. 27-I To the prospectus dated April 17, 2026 and the prospectus supplement dated April 17, 2026	Registration Statement Nos. 333-293684 and 333-293684-01 Dated April 17, 2026 Rule 424(b)(2)

JPMorgan Chase & Co.

Notes Linked to the J.P. Morgan Gold Excess Return Index

JPMorgan Chase Financial Company LLC

Notes, Fully and Unconditionally Guaranteed by JPMorgan Chase & Co., Linked to the J.P. Morgan Gold Excess Return Index

Each of JPMorgan Chase & Co. and JPMorgan Chase Financial Company LLC may, from time to time, offer and sell notes linked in whole or in part to the J.P. Morgan Gold Excess Return Index (the “Index”). The issuer of the notes, as specified in the relevant terms supplement, is referred to in this underlying supplement as the “Issuer.” The Issuer will be either JPMorgan Chase & Co. or JPMorgan Chase Financial Company LLC. For notes issued by JPMorgan Chase Financial Company LLC, JPMorgan Chase & Co., in its capacity as guarantor of those notes, is referred to in this underlying supplement as the “Guarantor.”

This underlying supplement describes the Index, the relationship between JPMorgan Chase & Co., JPMorgan Chase Financial Company LLC and the sponsor of the Index and terms that will apply generally to notes linked in whole or in part to the Index and provides other relevant information. This underlying supplement supplements the terms described in the accompanying product supplement, the prospectus supplement and the prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply to specific issuances of the notes, including any changes to the terms specified below. These term sheets and pricing supplements are referred to generally in this underlying supplement as terms supplements. The accompanying product supplement, the relevant terms supplement or another accompanying underlying supplement will describe any other index or reference asset to which the notes are linked. If the terms described in the relevant terms supplement are inconsistent with those described in this underlying supplement, any other accompanying underlying supplement, the accompanying product supplement, the prospectus supplement or the prospectus, the terms described in the relevant terms supplement will control. In addition, if this underlying supplement and the accompanying product supplement or another accompanying underlying supplement contain information relating to the Index, the information contained in the document with the most recent date will control.

The Index is subject to a notional financing cost deducted daily.

Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the prospectus supplement, “Risk Factors” in the accompanying product supplement and “Risk Factors” beginning on page US-2 of this underlying supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of the relevant terms supplement, this underlying supplement, any other accompanying underlying supplement, the accompanying product supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

April 17, 2026

The Issuer and the Guarantor (if applicable) have not authorized anyone to provide any information other than that contained or incorporated by reference in the relevant terms supplement, this underlying supplement, any other accompanying underlying supplement, the accompanying product supplement, the prospectus supplement or the prospectus with respect to the notes offered by the relevant terms supplement and with respect to the Issuer and the Guarantor (if applicable). The Issuer and the Guarantor (if applicable) take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The relevant terms supplement, together with this underlying supplement, any other accompanying underlying supplement, the accompanying product supplement, the prospectus supplement and the prospectus, will contain the terms of the notes and will supersede all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of the Issuer. The information in each of the relevant terms supplement, this underlying supplement, any other accompanying underlying supplement, the accompanying product supplement, the prospectus supplement and the prospectus may be accurate only as of the date of that document.

The notes are not appropriate for all investors and involve a number of risks and important legal and tax consequences that should be discussed with your professional advisers. You should be aware that the regulations of Financial Industry Regulatory Authority, Inc., or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this underlying supplement, any other accompanying underlying supplement, the accompanying product supplement, the prospectus supplement and the prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes under any circumstances in which that offer or solicitation is unlawful.

In this underlying supplement, “we,” “us” and “our” refer to the Issuer, unless the context requires otherwise, and “JPMorgan Financial” refers to JPMorgan Chase Financial Company LLC. To the extent applicable, the index described in this underlying supplement is deemed to be one of the “Indices” referred to in the accompanying product supplement.

Summary

The J.P. Morgan Gold Excess Return Index (the “Index”) was developed and is maintained and calculated by J.P. Morgan Securities LLC (“JPMS”). The description of the Index and methodology included in this underlying supplement is based on rules formulated by JPMS (the “Rules”). The Rules, and not this description, will govern the calculation and constitution of the Index and other decisions and actions related to its maintenance. The Rules in effect as of the date of this underlying supplement are attached as Annex A to this underlying supplement. The Index is the intellectual property of JPMS, and JPMS reserves all rights with respect to its ownership of the Index. The Index is reported by Bloomberg L.P. under the ticker symbol “JPGLDER Index.”

The Index is an excess return index designed to track the excess return of a notional position in the SPDR® Gold Trust (the “Constituent”) pursuant to the Rules. For more information about the Constituent, see “Background on the SPDR® Gold Trust.” The Index provides “excess return” exposure to the Constituent because of the daily deduction of a notional financing cost, which is calculated by reference to the Secured Overnight Financing Rate (“SOFR”), from the performance of the Constituent.

On any given day, the closing level of the Index (the “Index Level”) reflects the performance of the Constituent with distributions, if any, notionally reinvested, less the daily deduction of a notional financing cost. The Constituent has not made, and is not expect to make, distributions at any time. The notional financing cost is intended to approximate the cost of maintaining a position in the Constituent using borrowed funds at a rate of interest equal to SOFR. SOFR is intended to be a broad measure of the cost of borrowing cash overnight collateralized by Treasury securities. See “Background on SOFR” in this underlying supplement for additional information about SOFR.

The Index Level was set equal to 100.00 on April 2, 2018, the base date of the Index. The Index Calculation Agent (as defined below) began calculating the Index on a live basis on December 13, 2024.

JPMS is currently the sponsor of the Index (the “Index Sponsor”) and the calculation agent of the Index (the “Index Calculation Agent”).

The construction of the Index does not reflect any investment strategy. Instead, the Index has been constructed to track, in the manner described herein, the Constituent.

The Index is described as a “notional” or “synthetic” portfolio of assets because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The Index merely references certain assets, the performance of which will be used as a reference point for calculating the Index Level.

See “The J.P. Morgan Gold Excess Return Index” in this underlying supplement for additional information about the Index.

Risk Factors

Your investment in the notes will involve certain risks. Investing in the notes is not equivalent to investing directly in the Index, the Constituent, the commodity underlying the Constituent, or any futures contracts or exchange-traded or over-the-counter instruments based on, or other instruments linked to, any of the foregoing. You should consider carefully the following discussion of risks, as well as the discussion of risks included in the relevant terms supplement, the accompanying product supplement and any other accompanying underlying supplement, before you decide that an investment in the notes is appropriate for you.

Capitalized terms used in this section without definition are as defined in “Summary” above.

Risks Relating to the Index

JPMS, the Index Sponsor and the Index Calculation Agent, may adjust the Index in a way that affects its level, and JPMS has no obligation to consider your interests.

JPMS, one of our affiliates, currently acts as the Index Sponsor and the Index Calculation Agent and is responsible for calculating and maintaining the Index and developing the guidelines and policies governing its composition and calculation. In performing these duties, JPMS may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMS, as the Index Sponsor and the Index Calculation Agent, is entitled to exercise discretion. The rules governing the Index may be amended at any time by the Index Sponsor, in its sole discretion. The rules also permit the use of discretion by the Index Sponsor and the Index Calculation Agent in relation to the Index in specific instances, including, but not limited to, the determination of whether to replace the Constituent with a substitute or successor upon the occurrence of certain events affecting the Constituent, the selection of any substitute or successor, the determination of the levels to be used in the event of market disruptions that affect the ability of the Index Calculation Agent to calculate and publish the levels of the Index and the interpretation of the rules governing the Index. Although JPMS, acting as the Index Sponsor and the Index Calculation Agent, will make all determinations and take all action in relation to the Index acting in good faith, it should be noted that JPMS may have interests adverse to the interests of the holders of the notes and the policies and judgments for which JPMS is responsible could have an impact, positive or negative, on the level of the Index and the value of your notes.

Although judgments, policies and determinations concerning the Index are made by JPMS, JPMorgan Chase & Co., as the ultimate parent company of JPMS, ultimately controls JPMS. JPMS has no obligation to consider your interests in taking any actions that might affect the value of your notes. Furthermore, the inclusion of the Constituent in the Index is not an investment recommendation by us or JPMS of the Constituent or the commodity underlying the Constituent (the “Underlying Commodity”). See “The J.P. Morgan Gold Excess Return Index.”

Our affiliate, JPMorgan Chase Bank, N.A., London branch, participates in the London Bullion Market Association (the “LBMA”) gold price auction and is a custodian of the Constituent.

ICE Benchmark Administration Ltd., an administrator for the LBMA, determines the LBMA gold price using an auction in which our affiliate, JPMorgan Chase Bank, N.A., London branch, participates. Furthermore, JPMorgan Chase Bank, N.A., London branch is a custodian of the Constituent. We and our affiliates will have no obligation to consider your interests as a holder of the notes in taking any actions in connection with acting as an LBMA gold price auction participant that might affect the LBMA gold price or the notes or in connection with our role as a custodian that might affect the Constituent or the notes.

The level of the Index will reflect the deduction of a notional financing cost.

One way in which the Index may differ from a typical index is that the total return of the Constituent will be subject to the deduction of a notional financing cost equal to SOFR. The notional financing cost will be deducted daily. As a result of the deduction of the notional financing cost, the level of the Index will trail the value of a hypothetical identically constituted notional portfolio from which no such deduction is made, assuming that the notional financing cost remains positive.

SOFR, the Secured Overnight Financing Rate, is intended to be a broad measure of the cost of borrowing cash overnight collateralized by Treasury securities. SOFR will be affected by many factors, including, among others described under “— SOFR will be affected by a number of factors and may be volatile” below, the monetary policy of the Federal Reserve. SOFR has fluctuated significantly over time. For example, on December 31, 2021, the SOFR rate was 0.05% and, on December 29, 2023, the SOFR rate was 5.38%. The Federal Reserve raised its federal funds target rate over periods in the past and may do so again in the future. Any increase in SOFR rates, whether due to the Federal Reserve decisions to raise interest rates (specifically, its federal funds target rate) or otherwise, will increase the adverse effect of the notional financing cost on performance of the Index.

The notional financing cost will place a significant drag on the performance of the Index, assuming that the notional financing cost remains positive, potentially offsetting positive returns of the Constituent, exacerbating negative returns of the Constituent and causing the level of the Index to decline steadily if the total returns of the Constituent are relatively flat. The Index will not appreciate unless the total returns of the Constituent are sufficient to offset the negative effects of the notional financing cost, and then only to the extent that the total returns of the Constituent are greater than the deducted amount. As a result of the deduction, the level of the Index may decline even if the total returns of the Constituent are positive.

The Index should not be compared to any other index or strategy sponsored by any of our affiliates (each, a “J.P. Morgan Index”) and cannot necessarily be considered a revised, enhanced or modified version of any other J.P. Morgan Index.

The Index follows a notional rules-based proprietary strategy that may have objectives, features and/or constituents that are similar to those of other J.P. Morgan Indices. No assurance can be given that these similarities will form a basis for comparison between the Index and any other J.P. Morgan Index, and no assurance can be given that the Index would be more successful than or outperform any other J.P. Morgan Index. The Index operates independently and does not necessarily revise, enhance, modify or seek to outperform any other J.P. Morgan Index.

The Index has a limited operating history and may perform in unanticipated ways.

The Index was established on December 13, 2024 and therefore has a limited operating history. Past performance should not be considered indicative of future performance.

Hypothetical back-tested data relating to the Index do not represent actual historical data and are subject to inherent limitations.

Hypothetical back-tested performance measures of the Index are purely theoretical and do not represent the actual historical performance of the Index and have not been verified by an independent third party. Hypothetical back-tested performance measures have inherent limitations. Hypothetical back-tested performance is derived by means of the retroactive application of a back-tested model that has been designed with the benefit of hindsight. Alternative modeling techniques might produce significantly different results and may prove to be more appropriate. Past performance, and especially hypothetical back-tested performance, is not indicative of future results. This type of information has inherent limitations, and you should carefully consider these limitations before placing reliance on such information.

If the value of the Constituent included in the Index changes, the level of the Index and the market value of your notes may not change in the same manner.

Owning the notes is not the same as owning the Constituent. Accordingly, changes in the value of the Constituent included in the Index may not result in a comparable change in the level of the Index or the market value of your notes.

The Index comprises notional assets and liabilities.

The exposures to the Constituent are purely notional and will exist solely in the records maintained by or on behalf of the Index Calculation Agent. There is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. Consequently, you will not have any claim against any of the reference assets that compose the Index.

The Index is subject to market risks.

The performance of the Index is dependent on the total return performance of the Constituent. As a consequence, your investment in the notes is exposed to the total return performance of the Constituent.

The Constituent composing the Index may be replaced by a substitute upon the occurrence of certain extraordinary events.

As described under “The J.P. Morgan Gold Excess Return Index — Succession and Extraordinary Events” below, following the occurrence of certain extraordinary events with respect to the Constituent, the Constituent may be replaced by a substitute Constituent or the Index Calculation Agent may cease calculation and publication of the Index on a date determined by the Index Calculation Agent. These extraordinary events generally include events that could materially interfere with the ability of market participants to transact in, or events that could materially change the underlying economic exposure of, positions with respect to the Index or the Constituent, where that material interference or change is not acceptable to the Index Calculation Agent. See “The J.P. Morgan Gold Excess Return Index — Succession and Extraordinary Events” below for a summary of events that could trigger an extraordinary event.

You should realize that the changing of the Constituent may affect the performance of the Index, and therefore, the return on the notes, as the replacement Constituent may perform significantly better or worse than the original Constituent. For example, the substitute or successor Constituent may have higher fees or worse performance than the original Constituent. Moreover, the policies of the sponsor of the substitute Constituent concerning the methodology and calculation of the substitute Constituent, including decisions regarding additions, deletions or substitutions of the assets underlying the substitute Constituent, could affect the level or price of the substitute Constituent and therefore the value of the notes. The sponsor of the substitute Constituent will have no obligation to consider your interests in calculating or revising such substitute Constituent.

Risks Relating to the Constituent

There are risks associated with exchange-traded funds.

Although the shares of the Constituent have been listed for trading on a securities exchange and a number of similar products have been traded on securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Constituent or that there will be liquidity in the trading market.

The policies of the sponsor or the trustee for the Constituent could affect the value of, and any amount payable on, the notes.

The policies of the sponsor or the trustee for the Constituent could affect the market price of the shares of the Constituent and, therefore, affect any payment on the notes and the value of the notes before maturity. Any amount payable on the notes and their value could also be affected if the sponsor or the trustee, as applicable, changes these policies, for example, by changing the manner in which it calculates the Constituent’s net asset value or making other changes that increase the expenses of the Constituent, or if the sponsor or the trustee, as applicable, discontinues or suspends calculation or publication of the Constituent’s net asset value, in which case it may become difficult to determine the value of the notes.

The performance and market value of the Constituent, particularly during periods of market volatility, may not correlate with the performance of the Underlying Commodity as well as the net asset value per share.

The Constituent does not fully replicate the performance of the Underlying Commodity due to the fees and expenses charged by the Constituent or by restrictions on access to the Underlying Commodity due to other circumstances. The Constituent does not generate any income, and as the Constituent regularly sells the Underlying Commodity to pay for ongoing expenses, the amount of the Underlying Commodity represented by each share gradually declines over time. The Constituent sells the Underlying Commodity to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of the Underlying Commodity. The sale by the Constituent of the Underlying Commodity to pay expenses at a time of low prices for the Underlying Commodity could adversely affect the value of the notes. Additionally, there is a risk that part or all of the Constituent’s holdings in the Underlying Commodity could be lost, damaged or stolen. Access to the Underlying Commodity could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). All of these factors may lead to a lack of correlation between the performance of the Constituent and the Underlying Commodity. In addition, because the shares of the Constituent are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Constituent may differ from the net asset value per share of the Constituent.

During periods of market volatility, the Underlying Commodity may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Constituent and the liquidity of the Constituent may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Constituent. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Constituent. As a result, under these circumstances, the market value of shares of the Constituent may vary substantially from the net asset value per share of the Constituent.

For all of the foregoing reasons, the performance of the Constituent may not correlate with the performance of the Underlying Commodity as well as the net asset value per share of the Constituent, which could materially and adversely affect the value of the notes in the secondary market and/or reduce any payment on the notes. Consequently, the return on the notes will not be the same as investing directly in the Constituent or the Underlying Commodity.

Additionally, if market volatility or these events were to occur on any of the Determination Date(s) (as defined in the accompanying product supplement), in some circumstances, the Index Calculation Agent and the calculation agent would each maintain discretion to determine whether these market volatility or events have caused a market disruption event to occur, and these determinations may affect payments on the notes. If the Index Calculation Agent and the calculation agent each determine that no market disruption event has occurred, payments on the notes would be based on the closing level of the Index on the Determination Date(s), which will reflect the closing price of the Constituent on the Determination Date(s), even if the Constituent is underperforming the Underlying Commodity and/or trading below the net asset value per share of the Constituent.

There can be no assurance that publicly available information provided about the Constituent is accurate or complete.

All disclosures contained in this underlying supplement and the relevant terms supplement regarding the Constituent have been derived from publicly available documents and other publicly available information, without independent verification. We have not participated, and will not participate, in the preparation of those documents, and we have not made, and will not make, any due diligence inquiry with respect to the Constituent in connection with the offering of the notes. We do not make any representation that those publicly available documents or any other publicly available information regarding the Constituent is accurate or complete, and we are not responsible for public disclosure of information by the Constituent, whether contained in filings with the SEC or otherwise. We also cannot give any assurance that all events occurring prior to the date of this underlying supplement or the relevant terms supplement (including events that would affect the accuracy or completeness of the publicly available documents of the Constituent) that would affect the value of the Constituent will have been publicly disclosed. Subsequent disclosure of any of these events or the disclosure of, or failure to disclose, material future events concerning the Constituent could affect the market value of the notes or any payment on the notes. Any prospective purchaser of the notes should undertake an independent investigation of the Constituent as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

The Constituent is not an investment company or commodity pool and will not be subject to regulation under the Investment Company Act of 1940, as amended, or the Commodity Exchange Act.

The Constituent is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, or the Commodity Exchange Act, and is therefore not subject to regulation thereunder. Accordingly, you will not benefit from any regulatory protections afforded to persons who invest in regulated investment companies or commodity pools.

Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally.

The Constituent is linked to a single commodity and not to a diverse basket of commodities or a broad-based commodity index. The Underlying Commodity may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. As a result, the notes carry greater risk and may be more volatile than notes linked to the prices of more commodities or a broad-based commodity index.

The notes are subject to risks associated with gold.

The investment objective of the Constituent is to reflect the performance of the price of gold bullion, less the expenses of the Constituent’s operations. The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors, such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors, such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. From time to time, above-ground inventories of gold may also influence the market. It is not possible to predict the aggregate effect of all or any combination of these factors. The price of gold has recently been, and may continue to be, extremely volatile.

There are risks relating to commodities trading on the LBMA.

The price of the Constituent is closely related to the Underlying Commodity, which is gold. The price of gold is determined by the LBMA or an independent service provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of the LBMA gold price as a global benchmark for the value of gold may be adversely affected. The LBMA is a principals’ market, which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. The LBMA may alter, discontinue or suspend calculation or dissemination of the LBMA gold price, which could adversely affect the value of the notes. The LBMA, or an independent service provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising the LBMA gold price.

The relevant exchange for gold has no obligation to consider your interests.

The price of the Constituent is closely related to the Underlying Commodity, which is gold. The relevant exchange may alter, discontinue or suspend calculation or dissemination of the LBMA gold price. Any of these actions could adversely affect the value of the notes. The relevant exchange has no obligation to consider your interests in calculating or revising the LBMA gold price.

Termination of the Constituent could adversely affect the value of the notes.

The Constituent may be required to terminate and liquidate at a time that is disadvantageous to you. If the Constituent is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to you, such as when the price of gold is higher than the price of gold at the time when you purchased your notes.

Risks Relating to the Notional Financing Cost

SOFR will be affected by a number of factors and may be volatile.

The notional financing cost will depend on SOFR. The SOFR will depend on a number of factors, including, but not limited to:

•	supply and demand for overnight U.S. Treasury repurchase agreements;
•	general U.S. and global economic conditions;
•	sentiment regarding underlying strength in the U.S. and global economies;
•	inflation and expectations concerning inflation;
•	sentiment regarding credit quality in the U.S. and global credit markets;
•	central bank policy regarding interest rates;
•	performance of capital markets; and
•	any statements from public government officials regarding the cessation of SOFR.

These and other factors may have a material effect on the performance of SOFR, on the notional financing cost, on the performance of the Index and on the value of the notes in the secondary market. Additionally, these factors may result in volatility in SOFR, and the volatility in SOFR, as applicable, may affect the notional financing cost, which may adversely affect your return on the notes.

The notional financing cost is calculated by reference to daily SOFR rates, not compounded SOFR rates.

The notional financing cost is calculated by reference to daily SOFR rates, not to SOFR compounded over any period.  The notional financing cost may in some circumstances be higher than if compounded SOFR were used to calculate the notional financing cost.

The administrator of SOFR may make changes that could adversely affect the level of SOFR or discontinue SOFR and has no obligation to consider your interest in doing so.

The Federal Reserve Bank of New York (the “FRBNY”) (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR or timing related to the publication of SOFR.  If the manner in which SOFR is calculated is changed, that change may result in an increase to the notional financing cost, which would adversely affect the performance of the Index and the value of the notes.  The administrator of SOFR may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR in its sole discretion and without notice and has no obligation to consider the interests of holders of the notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR.

The relevant terms supplement or a separate underlying supplement will provide additional risk factors relating to any other index or reference assets to which the notes are linked.

The J.P. Morgan Gold Excess Return Index

The J.P. Morgan Gold Excess Return Index (the “Index”) was developed and is maintained and calculated by J.P. Morgan Securities LLC (“JPMS”). The description of the Index and methodology included in this underlying supplement is based on rules formulated by JPMS (the “Rules”). The Rules, and not this description, will govern the calculation and constitution of the Index and other decisions and actions related to its maintenance. The Rules in effect as of the date of this underlying supplement are attached as Annex A to this underlying supplement. The Index is the intellectual property of JPMS, and JPMS reserves all rights with respect to its ownership of the Index. The Index is reported by Bloomberg L.P. under the ticker symbol “JPGLDER Index.”

The Index is an excess return index designed to track the excess return of a notional position in the SPDR® Gold Trust (the “Constituent”) pursuant to the Rules. For more information about the Constituent, see “Background on the SPDR® Gold Trust.” The Index provides “excess return” exposure to the Constituent because of the daily deduction of a notional financing cost, which is calculated by reference to the Secured Overnight Financing Rate (“SOFR”), from the performance of the Constituent.

On any given day, the closing level of the Index (the “Index Level”) reflects the performance of the Constituent with distributions, if any, notionally reinvested, less the daily deduction of a notional financing cost. The Constituent has not made, and is not expect to make, distributions at any time. The notional financing cost is intended to approximate the cost of maintaining a position in the Constituent using borrowed funds at a rate of interest equal to SOFR. SOFR is intended to be a broad measure of the cost of borrowing cash overnight collateralized by Treasury securities. See “Background on SOFR” in this underlying supplement for additional information about SOFR.

The Index Level was set equal to 100.00 on April 2, 2018, the base date of the Index. The Index Calculation Agent (as defined below) began calculating the Index on a live basis on December 13, 2024.

The construction of the Index does not reflect any investment strategy. Instead, the Index has been constructed to track, in the manner described herein, the Constituent.

The Index is described as a “notional” or “synthetic” portfolio of assets because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The Index merely references certain assets, the performance of which will be used as a reference point for calculating the Index Level.

Calculation and Publication of the Index Level

The Index Calculation Agent will calculate the Index Level in U.S. dollars with respect to each Index Trading Day and will publish the Index Level to an accuracy of two decimal places on that Index Trading Day.

The Index Level on each Index Trading Day reflects the excess return performance of the Constituent on that Index Trading Day. The excess return performance of the Constituent reflects the performance of the Constituent with distributions, if any, notionally reinvested, less the daily deduction of a notional financing cost at a rate of interest equal to SOFR (the “Interest Rate”). See the Rules for additional information about the calculation of the Index Level.

While the Index Calculation Agent will publish the Index Level with respect each Index Trading Day to an accuracy of two decimal places, the Index Calculation Agent may calculate the Index to a greater degree of accuracy or specificity and may use any rounding convention it considers appropriate for any data used or calculations performed (which may include using data with a higher level of specificity than that which is published on any particular data source) to determine the Index Level.

“Index Trading Day” is defined in the Rules as “Trading Day” and means generally a day on which the New York Stock Exchange is scheduled to open for trading for its regular trading session that is not subject to any market disruption or on which the Index Level has been calculated using good faith estimates notwithstanding any market disruption.

Index Market Disruption Events

The calculation and publication of the Index Level will be affected by the occurrence of certain market disruptions relating to the Constituent. These events are set out in full in the Rules and include, without limitation, suspensions or disruptions of trading or data unavailability relating to the Constituent that the Index Calculation Agent determines in its sole discretion could materially interfere with the ability of market participants to transact in positions with respect to the Index or the Constituent.

If a market disruption affecting the Constituent has occurred or is continuing, calculation and publication of the Index will generally be postponed until no such market disruption is occurring. However, if that market disruption continues for a sustained period, the Index Calculation Agent may nevertheless calculate and publish the Index using good faith estimates, and those estimates may be subject to later correction.

See the Rules for additional information about market disruptions and their effects on the Index.

Succession and Extraordinary Events

Upon the occurrence of certain events set out in the Rules that relate to a successor Constituent or that are referred to as extraordinary events, and if the Index Calculation Agent determines that the applicable event materially interferes with the ability of market participants to transact in positions with respect to the Index, then the Index Calculation Agent will replace the Constituent with a successor to that Constituent or with a substitute that the Index Calculation Agent determines, in its sole discretion, possesses substantially similar characteristics or provides substantially similar exposure as compared to the original Constituent. If no such substitute is available, the Index Calculation Agent will replace the Constituent with a substitute that the Index Calculation Agent determines to be an appropriate substitute, considering the context of the Index. In any such case, the Index Calculation Agent will, in good faith, make related adjustments to the Rules that it determines to be appropriate.

The extraordinary events are set out in full in the Rules and include, without limitation, (a) the de-listing, termination, liquidation, bankruptcy, insolvency, dissolution or winding-up of the Constituent, (b) nationalization or expropriation of the Constituent or its securities or all or substantially all of its assets, (c) the occurrence of a market disruption affecting the Constituent that continues for a sustained period, (d) the termination or impairment of any relevant license or other right relied upon by the Index Calculation Agent in administering the Index, (e) the occurrence of certain changes in law and (f) certain other events affecting the trading, value, redeemability, liquidity, market capitalization or listing of the Constituent or affecting data relating to the Constituent.

The Index Sponsor (as defined below) may, in its discretion, at any time and without notice, terminate the calculation or publication of the Index, including, without limitation, subsequent to the occurrence of an extraordinary event. The Index Sponsor is under no obligation to continue the calculation and publication of the Index.

Interest Rate Extraordinary Events

If the Interest Rate is not calculated and announced by the relevant sponsor or the relevant publisher, but is calculated and announced by a successor sponsor or a successor publisher acceptable to the Index Calculation Agent, or if the Interest Rate is replaced by a successor rate that, in the determination of the Index Calculation Agent, is the same or substantially similar to the Interest Rate, then the Interest Rate will be deemed to be the successor Interest Rate, with effect from a date determined by the Index Calculation Agent.

If the Interest Rate materially changes, is cancelled, is not published for a sustained period or is found no longer to be a representative measure of market interest rates, then the Index Calculation Agent may determine to select a replacement Interest Rate that possesses substantially similar characteristics to the Interest Rate that is being replaced or, if the Index Calculation Agent determines that there is no replacement interest rate that possesses substantially similar characteristics to the original Interest Rate, then the Index Calculation Agent may select a replacement Interest Rate that it determines will be an appropriate replacement Interest Rate.

The Index Sponsor may, in its discretion, at any time and without notice, terminate the calculation or publication of the Index, including, without limitation, subsequent to the occurrence of an event described above affecting an Interest Rate. The Index Sponsor is under no obligation to continue the calculation and publication of the Index.

Corrections

If the closing price of the Constituent or the Interest Rate is publicly corrected after its initial dissemination or if the Index Calculation Agent identifies an error or omission in respect of the Index, and if the Index Calculation Agent determines that the correction, error or omission is material, then the Index Calculation Agent may make an adjustment or correction to the Index Level.

The Index Sponsor and the Index Calculation Agent

JPMS is currently the sponsor of the Index (together with any successor sponsor or assign, the “Index Sponsor”). The Index Sponsor may appoint a successor sponsor or assign, delegate or transfer any or all of its rights, obligations or responsibilities in its capacity as Index Sponsor in connection with the Index to one or more entities (including an unrelated third party) that the Index Sponsor determines is appropriate.

The Index Sponsor is also responsible for the appointment of the calculation agent of the Index (the “Index Calculation Agent”), which may be the Index Sponsor, an unrelated third party or an affiliate or subsidiary of the Index Sponsor. JPMS is currently the Index Calculation Agent. The Index Sponsor may at any time and for any reason (i) appoint a successor Index Calculation Agent if the Index Sponsor is at that time the Index Calculation Agent or (ii) terminate the appointment of the Index Calculation Agent and appoint an alternative entity as a replacement Index Calculation Agent if the Index Sponsor is not at that time the Index Calculation Agent. The Index Calculation Agent (unless the Index Calculation Agent is the same entity as the Index Sponsor) must obtain written permission from the Index Sponsor prior to any delegation or transfer of the Index Calculation Agent’s responsibilities or obligations in connection with the Index. The Index Calculation Agent is responsible for making calculations and determinations as described above and in the Rules.

Index Sponsor and Index Calculation Agent Determinations

The Index Calculation Agent will act in good faith and in a commercially reasonable manner in making determinations, interpretations and calculations pursuant to the Rules. Subject to the prior agreement of the Index Sponsor, the Index Calculation Agent’s determinations, and all calculations related to the Index and the Index Calculation Agent’s interpretations of the Rules, will be final.

None of the Index Sponsor, the Index Calculation Agent and any of their respective affiliates and subsidiaries and any of their respective directors, officers, employees, representatives, delegates and agents (each, a “Relevant Person”) will have any responsibility to any person (whether as a result of negligence or otherwise) for any determinations, interpretations or calculations made or anything done (or omitted to be determined or done) in connection with the Index or any use to which any person may put the Index or the Index Levels.

Subject to the prior agreement of the Index Sponsor, the Index Calculation Agent may make certain determinations, adjustments, amendments and interpretations related to the Index. All such determinations, adjustments, amendments and interpretations (in each case, subject to such prior agreement on the part of the Index Sponsor) of the Index Calculation Agent related to the Index and all calculations performed by the Index Calculation Agent related to the Index will be final, conclusive and binding and no person will be entitled to make any claim against the Index Sponsor, the Index Calculation Agent, or any of the Relevant Persons in respect thereof. Once a determination, adjustment, amendment or interpretation is made or action is taken by the Index Calculation Agent (in each case, as agreed in advance by the Index Sponsor) in relation to the Index, or a calculation is performed by the Index Calculation Agent in relation to the Index, none of the Index Sponsor, the Index Calculation Agent or any Relevant Person will be under any obligation to revise any such determination, adjustment, amendment, interpretation or calculation made or anything done (or omitted to be determined, adjusted, amended, interpreted, calculated or done) for any reason.

The Index Calculation Agent’s exercise of discretion or failure to exercise discretion in relation to the Index may have a detrimental effect on the Index Level and the volatility of the Index. The Index Sponsor or the Index Calculation Agent may make certain determinations or calculations based on information obtained from publicly available sources without independently verifying such information.

Amendment of the Rules; Termination of the Index

The Rules may be supplemented, amended or restated from time to time in the sole discretion of the Index Sponsor. The Rules will be made available (in a manner determined by the Index Sponsor from time to time) following any supplementation, amendment or restatement. Following any amendment, the Index Sponsor will make available (as soon as practicable) the amended version of the Rules and will include the effective date of such amendment in the new version of the Rules. However, the Index Sponsor is under no obligation to inform any person about any amendments to the Index (except as required by law or regulation).

Although the Rules are intended to be comprehensive and accurate, ambiguities may arise and errors or omissions may have been made. In those circumstances, the Index Sponsor will resolve those ambiguities and, if necessary, amend the Rules to reflect their resolution. In the case of any inaccuracy, the Index Sponsor may amend the Rules to address errors or omissions. The Index Sponsor is under no obligation to inform any person of any amendments to the Index (except as may be required by law).

The Index Sponsor may, in its discretion, at any time and without notice, terminate the calculation or publication of the Index, including, without limitation, subsequent to the occurrence of one of the events described under “Succession and Extraordinary Events” above. The Index Calculation Agent may, at any time and without notice, change the frequency of publication of the Index Level, the means or place of publication of the Index Level or cease the calculation, publication or dissemination of the Index Level.

Background on the SPDR® Gold Trust

All information contained in this underlying supplement regarding the SPDR® Gold Trust (the “Gold Trust”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the Gold Trust and World Gold Trust Services, LLC (“World Gold”), the sponsor of the Gold Trust. BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, is the trustee of the Gold Trust, and JPMorgan Chase Bank, N.A., London branch and HSBC Bank plc are the custodians of the Gold Trust. The Gold Trust is an investment trust that trades on the NYSE Arca, Inc. under the ticker symbol “GLD.”

The investment objective of the Gold Trust is for its shares to reflect the performance of the price of gold bullion, less the Gold Trust’s expenses. The Gold Trust holds gold bars and from time to time, issues blocks of shares in exchange for deposits of gold and distributes gold in connection with the redemption of blocks of shares. The shares of the Gold Trust are designed for investors who want a cost-effective and convenient way to invest in gold.

The shares of the Gold Trust represent units of fractional undivided beneficial interest in and ownership of the Gold Trust. The Gold Trust is a passive investment vehicle and the trustee of the Gold Trust does not actively manage the gold held by the Gold Trust. The trustee of the Gold Trust sells gold held by the Gold Trust to pay the Gold Trust’s expenses on an as-needed basis irrespective of then-current gold prices. Currently, the Gold Trust’s only recurring fixed expense is World Gold’s fee which accrues daily at an annual rate equal to 0.40% of the daily net asset value of the Gold Trust, in exchange for World Gold assuming the responsibility to pay all ordinary fees and expenses of the Gold Trust.

Information provided to or filed with the SEC by the Gold Trust pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file numbers 333-263087 and 001-32356, respectively, through the SEC’s website at http://www.sec.gov. The Gold Trust is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder. The Gold Trust is not a commodity pool for purposes of the Commodity Exchange Act, as amended, and is not subject to regulation thereunder, and World Gold is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator, or a commodity trading advisor.

Gold

The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates and global or regional economic, financial, political, regulatory, judicial or other events, especially those of unexpected nature. Gold prices may be affected by industry factors, such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. From time to time, above-ground inventories of gold may also influence the market. It is not possible to predict the aggregate effect of all or any combination of these factors. The price of gold has recently been, and may continue to be, extremely volatile.

Background on SOFR

SOFR is published by the Federal Reserve Bank of New York (the “FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, and the U.S. Department of the Treasury’s Office of Financial Research, as well as General Collateral Finance Repo transaction data and data on bilateral Treasury repo transactions cleared through the FICC’s delivery-versus-payment service.

FRBNY currently publishes SOFR daily on its website. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. Information contained in the publication page for SOFR is not incorporated by reference in, and should not be considered part of, this underlying supplement.

Supplemental Terms of the Notes

The following supplemental terms of the notes supplement, and to the extent they are inconsistent, supersede, the description of the general terms of the notes set forth in the accompanying product supplement. Except as noted below, capitalized terms used in this section without definition are as defined in “The J.P. Morgan Gold Excess Return Index” above.

Postponement of a Determination Date

Notes Linked Solely to the Index

Notwithstanding any contrary provision in the accompanying product supplement, for notes linked solely to the Index, the following provisions will apply. If a Determination Date (as defined in the accompanying product supplement) is a Disrupted Day (as defined in the accompanying product supplement), the applicable Determination Date will be postponed to the immediately succeeding scheduled trading day that is not a Disrupted Day.

In no event, however, will any Determination Date be postponed to a date that is after the applicable Final Disrupted Determination Date (as defined in the accompanying product supplement). If a Determination Date is or has been postponed to the applicable Final Disrupted Determination Date and that day is a Disrupted Day, the calculation agent will determine the closing level of the Index for that Determination Date on that Final Disrupted Determination Date in accordance with the formula for and method of calculating the closing level of the Index last in effect prior to the commencement of the market disruption event (or prior to the non-trading day), using the closing price of one share of the Constituent (or, if a market disruption event or a non-trading day that affected the Constituent has occurred, the calculation agent’s good faith estimate of the closing price of one share of the Constituent that would have prevailed but for that market disruption event or non-trading day) on that Final Disrupted Determination Date.

Notes Linked to the Index and Other Reference Assets

If the notes are linked to the Index and other reference assets, the provisions relating to postponement of a Determination Date as set forth in the accompanying product supplement will apply, except that if a Determination Date is or has been postponed to the applicable Final Disrupted Determination Date and, on that day, the closing level of the Index has not been established in accordance with the postponement provisions of the accompanying product supplement that apply prior to the applicable Final Disrupted Determination Date, the closing level of the Index for that Determination Date will be determined by the calculation agent on the applicable Final Disrupted Determination Date in accordance with the formula for and method of calculating the closing level of the Index last in effect prior to the commencement of the market disruption event (or prior to the non-trading day), using the closing price of one share of the Constituent (or, if a market disruption event or a non-trading day that affected the Constituent has occurred, the calculation agent’s good faith estimate of the closing price of one share of the Constituent that would have prevailed but for that market disruption event or non-trading day) on that Final Disrupted Determination Date.

Additional Defined Terms

Notwithstanding any contrary definition in the accompanying product supplement, with respect to an Index or any relevant successor index, a “scheduled trading day” is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which (a) the relevant exchange for the Constituent is scheduled to be open for trading for its regular trading session and (b) banking institutions in the City of New York are not otherwise authorized or required by law, regulation or executive order to close.

Notwithstanding any contrary definition in the accompanying product supplement, with respect to an Index or any relevant successor index, a “trading day” is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which (a) trading is generally conducted on the relevant exchange for the Constituent and (b) banking institutions in the City of New York are not otherwise authorized or required by law, regulation or executive order to close.

Notwithstanding anything to the contrary in the accompanying product supplement, with respect to an Index or any relevant successor index, “relevant exchange” means the primary exchange or market of trading for the Constituent.

Market Disruption Events

Notwithstanding any contrary provision in the accompanying product supplement, the following provisions will apply to notes linked in whole or in part to the Index. With respect to the Index or any relevant successor index (as defined in the accompanying product supplement), a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

(1)	any suspension of, or limitation on, trading imposed by the relevant exchange for the Constituent;
(2)	any other event has occurred that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for the Constituent;
(3)	the closure of the relevant exchange for the Constituent prior to its scheduled closing time unless that earlier closing time is announced at least one hour prior to the actual closing time;
(4)	the failure of the relevant exchange with respect to the Constituent to open;
(5)	the closure of a material number of leading commercial banks in the City of New York prior to their scheduled weekday closing time; or
(6)	the failure of the Index Calculation Agent to calculate and publish the official closing level of the Index (or the successor index),

in each case as determined by the calculation agent in its sole discretion; and

•	in the case of an event described in clause (1), (2) or (3) above, a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with the Issuer’s ability or the ability of any of its affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

A limitation on the hours or number of days of trading will not constitute a market disruption event with respect to the Index or any relevant successor index if the limitation results from an announced change in the regular business hours of the relevant exchange or market.

Discontinuation of the Index; Alteration of Method of Calculation

The provisions relating to the discontinuation of an index as set forth in the accompanying product supplement will apply, except that, if the calculation agent is to determine the closing level of the Index for any day because no successor index is available at that time, or the calculation agent has previously selected a successor index and publication of that successor index is discontinued prior to, and that discontinuation is continuing on, that day, then the closing level of the Index will be computed by the calculation agent in accordance with the rules governing the Index or successor index, as applicable, last in effect prior to that discontinuation.

ANNEX A

A-1

J.P. Morgan

Excess Return Index Series
Index Rules

February 13, 2024, as last supplemented January 21, 2025

©All Rights Reserved

PART A

THE J.P. MORGAN EXCESS RETURN INDEX SERIES

INDEX RULES

1.	Introduction

This document comprises the rules (as may be supplemented, amended or restated from time to time, the “Index Rules”) of the J.P. Morgan Excess Return Index Series, a series of notional rules-based proprietary indices. The Index Rules are divided into Part A, which applies to every index in the J.P. Morgan Excess Return Index Series, and Part B, which contains a module (each, a “Module”) for each index in the J.P. Morgan Excess Return Index Series (each, an “Index”) containing the relevant parameters for such Index. The provisions and variables set out in these Index Rules are applicable to each particular Index in the J.P. Morgan Excess Return Index Series separately and individually. Accordingly, these Index Rules may be read and construed, in the case of each particular Index, as referring solely to that singular, individual Index.

Capitalized terms not otherwise defined in the relevant section of these Index Rules have the meaning set out in the section entitled “Definitions” at the end of Part A of these Index Rules.

ALL PERSONS READING THIS DOCUMENT SHOULD REFER TO THE NOTICES, DISCLAIMERS AND CONFLICTS OF INTEREST SECTIONS BELOW AND CONSIDER THE INFORMATION CONTAINED IN THIS DOCUMENT IN LIGHT OF SUCH NOTICES, DISCLAIMERS AND CONFLICTS OF INTEREST.

NOTHING IN THE INDEX RULES CONSTITUTES AN OFFER TO BUY OR SELL ANY FINANCIAL PRODUCT, PARTICIPATE IN ANY TRANSACTION OR ADOPT ANY INVESTMENT STRATEGY. THE INDEX RULES DO NOT CONSTITUTE INVESTMENT, LEGAL, TAX, REGULATORY OR ACCOUNTING ADVICE.

This document is published by the Index Sponsor, J.P. Morgan Securities LLC of 383 Madison Avenue, 5th Floor, New York, New York 10179, United States, in its capacity as such. Further information relating to the identity and role of third parties that are non-affiliates of JPMorgan, in respect of the Index is available upon request from the Index Sponsor. The following further information is available at www.jpmorganindices.com:

(i)	supplemental disclosure on the Index Sponsor’s governance and oversight framework;
(ii)	information on complaints handling; and
(iii)	further information on conflicts of interest.

2.	Index Sponsor and Index Calculation Agent

2.1	Identity and responsibilities

As of the Live Date (as defined and specified in the applicable Schedule), J.P. Morgan Securities LLC (“JPMS”) is the sponsor and the publisher of the Index (the “Index Sponsor”, which term shall include any successor or assign of the Index Sponsor). The Index Sponsor may appoint a successor sponsor or publisher or assign, delegate or transfer any or all of its rights, obligations or responsibilities in its capacity as Index Sponsor in connection with an Index to one or more entities (including an unrelated third party) that the Index Sponsor determines appropriate. The Index Calculation Agent (unless the Index Calculation Agent is the same entity as the Index Sponsor) must obtain written permission from the Index Sponsor prior to any delegation or transfer of the Index Calculation Agent’s responsibilities or obligations in connection with the Index.

The initial Index Sponsor is responsible for, among other things, the creation and design of each Index and the documentation of the Index Rules. The Index Sponsor is responsible for the appointment of the calculation agent of the Index (the “Index Calculation Agent”), which may be the Index Sponsor, an unrelated third party or an affiliate or subsidiary of the Index Sponsor. The Index Calculation Agent will (unless the Index Calculation Agent is the same entity as the Index Sponsor) be an agent of the Index Sponsor. As of the Live Date, the Index Sponsor has appointed JPMS to be the initial Index Calculation Agent.

The Index Sponsor may at any time and for any reason (i) appoint a successor Index Calculation Agent, if the Index Sponsor is at that time the Index Calculation Agent or (ii) terminate the appointment of the Index Calculation Agent and appoint an alternative entity as a replacement Index Calculation Agent, if the Index Sponsor is not at that time the Index Calculation Agent.

The Index Calculation Agent is responsible for (i) calculating the Index Level in respect of each Trading Day (each as defined herein) in accordance with the Index Rules and (ii) determining (among other things and subject to the prior agreement of the Index Sponsor or at the direction of the Index Sponsor) if an Interest Rate Extraordinary Event (as defined herein) has occurred, whether any input necessary to perform any calculations under the Index Rules is not published or otherwise made available by the relevant data provider, sponsor of an Interest Rate (as defined herein), publisher of an Interest Rate, other input sponsor or other input publisher or exchange to the Index Calculation Agent, and any related consequences or adjustments in accordance with the Index Rules.

The Index Calculation Agent shall act in good faith and in a commercially reasonable manner in making determinations, interpretations and calculations pursuant to the Index Rules. Subject to the prior agreement of the Index Sponsor, the Index Calculation Agent’s determinations, and all calculations related to the Index and the Index Calculation Agent’s interpretations of the Index Rules, shall be final.

None of the Index Sponsor, the Index Calculation Agent, or any of their respective affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents (each, a “Relevant Person”) shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determinations, interpretations or calculations made or anything done (or omitted to be determined or done) in connection with an Index or any use to which any person may put an Index or the Index Levels.

The Index Sponsor may, in its discretion, at any time and without notice, terminate the calculation or publication of an Index.

2.2	Index Sponsor determinations and Index Calculation Agent determinations

The Index Calculation Agent’s exercise of discretion or failure to exercise discretion in relation to an Index may have a detrimental effect on the Index Level and the volatility of the Index. The Index Sponsor or the Index Calculation Agent may make certain determinations or calculations based on information obtained from publicly available sources without independently verifying such information.

Subject to the prior agreement of the Index Sponsor, the Index Calculation Agent may make certain determinations, adjustments, amendments and interpretations related to the Index. All such determinations, adjustments, amendments and interpretations (in each case, subject to such prior agreement on the part of the Index Sponsor) of the Index Calculation Agent related to an Index and all calculations performed by the Index Calculation Agent related to an Index shall be final, conclusive and binding and no person shall be entitled to make any claim against the Index Sponsor, the Index Calculation Agent, or any of the Relevant Persons in respect thereof. Once a determination, adjustment, amendment or interpretation is made or action is taken by the Index Calculation Agent (in each case, as agreed in advance by the Index Sponsor) in relation to an Index, or a calculation is performed by the Index Calculation Agent in relation to an Index, none of the Index Sponsor, the Index Calculation Agent or any Relevant Person shall be under any obligation to revise any such determination, adjustment, amendment, interpretation or calculation made or anything done (or omitted to be determined, adjusted, amended, interpreted, calculated or done) for any reason.

3.	Amendments

The Index Rules may be supplemented, amended or restated from time to time in the sole discretion of the Index Sponsor. The Index Rules will be made available (in a manner determined by the Index Sponsor from time to time) following such supplementation, amendment or restatement. Following any amendment, the Index Sponsor will make available (as soon as practicable) the amended version of the Index Rules and will include the effective date of such amendment in the new version of the Index Rules. However, the Index Sponsor is under no obligation to inform any person about any amendments to an Index (except as required by law or regulation).

Although the Index Rules are intended to be comprehensive and accurate, ambiguities may arise and errors or omissions may have been made. In such circumstances, the Index Sponsor will resolve such ambiguities and, if necessary, amend the Index Rules to reflect such resolution. In the case of any inaccuracy, the Index Sponsor may amend the Index Rules to address errors or omissions. The Index Sponsor is under no obligation to inform any person of any amendments to the Index (except as may be required by law).

4.	General Notes on the Indices

These general notes on the Index set forth in this Section 4 are qualified in their entirety by the remainder of the Index Rules.

Objective. Each Index is designed to calculate the excess return of a notional position in a specified exchange-traded fund (the “Constituent” set forth in the applicable Module) pursuant to these Index Rules.

The Index provides “excess return” exposure to the Constituent because of the daily deduction of a notional financing cost, which is calculated by reference to the overnight financing rate (the Interest Rate specified in Section 6 (Calculation of the Index Level)), from the performance of the Constituent.

No assurance can be given that the investment strategy used to construct the Index will be successful or that the Index will outperform any alternative basket or strategy that might be constructed from the Constituent.

The Index is described as a notional exchange-traded fund position because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The Index merely references certain assets, the performance of which will be used as a reference point for calculating the Index Level.

5.	Publication of the Index Level

The level of the Index (the “Index Level”) will be calculated by the Index Calculation Agent in respect of each Trading Day (as defined in “Definitions”) in U.S. dollars in accordance with the methodology set out in Section 6 (Calculation of the Index Level) below. The Index Calculation Agent will publish the Index Level in respect of each Trading Day. The Index Level in respect of each Trading Day may be obtained by reference to Bloomberg ticker specified in the applicable Module or from a successor or alternate source as may be identified by the Index Calculation Agent from time to time.

By operation of the definition of Trading Day, the level of Index Level will be published in respect of each Index Business Day that is not a Disrupted Day (unless such Disrupted Day is also a Final Disruption Determination Date)(as each is defined in Section 7.2 (Definitions related to market disruption)).

The Index Calculation Agent may, at any time and without notice, change the frequency of publication of the Index Level, the means or place of publication of the Index Level or cease the calculation, publication or dissemination of the Index Level. The published level will be initially to an accuracy of two decimal places; however, the Index Calculation Agent may calculate the Index to a greater degree of accuracy or specificity and may use any rounding convention it considers appropriate for any data used or calculations performed (which may include using data with a higher level of specificity than that which is published on any particular data source) to determine the Index Level.

6.	Calculation of the Index Level

As of the Base Date set forth in the applicable Module, the Index Level was set equal to one hundred (100.00). Thereafter, the Index Level will be calculated by the Index Calculation Agent Index in respect of each Trading Day t as follows:

Where:

"Indext"             means the Index Level for Trading Day t.

“Indext-1"           means the Index Level for the Trading Day immediately preceding Trading Day t.

"Closing Levelt"  means the Closing Level of the relevant Constituent as of Trading Day t.

"Closing Levelt-1"  means the Closing Level of the relevant Constituent as of the Trading Day immediately preceding Trading Day t.

“dt”	means, in respect of the relevant Constituent and a Trading Day t:

(a)	If none of the days from but excluding the Trading Day immediately prior to such Trading Day t to and including such Trading Day t is an Ex-Distribution Date (as defined below) for the relevant Constituent, zero.
(b)	If any day from but excluding the Trading Day immediately prior to such Trading Day t to and including such Trading Day t is an Ex-Distribution Date for the relevant Constituent, the Gross Distribution Amount (as defined below) in respect of such Constituent for such Ex- Distribution Date.

“Ex-Distribution Date” means, with respect to a distribution for a Constituent, the first Trading Day on which transactions in the securities of such Constituent trade on the relevant Primary Listing Exchange (as defined in “Definitions”) without the right to receive that distribution.

“Gross Distribution Amount” means, in respect of a Constituent and an Ex-Distribution Date for such Constituent, one hundred percent (100%) of the amount of any distribution per share or security of the Constituent that a shareholder or security-holder in that Constituent on that Ex-Distribution Date would no longer have the right to receive due to the occurrence of such Ex-Distribution Date, as determined by the Index Calculation Agent in its sole discretion as the sum of (x) the amount of any cash distribution made and (y) the fair market value of any distribution of shares of capital stock, evidences of indebtedness or other assets or property of such Constituent or its issuer (other than share dividends or distributions for which an adjustment is made pursuant to Section 8.4 (Anti-dilution adjustments)). If a portion of such distribution consists of property traded on the Ex-Distribution Date on a U.S. national securities exchange, the fair market value of such portion will equal the closing price of such distributed property on such Ex-Distribution Date.

"Rate𝐭−𝟏          “means, in respect of each Trading Day t, the level of the Interest Rate published by the Interest Rate Publisher (as defined below) in respect of the Trading Day immediately preceding Trading Day t, provided that, subject to Section 9 (Interest Rate Extraordinary Events), if such Interest Rate Publisher does not publish a level in respect of such Trading Day, Ratet−1 shall be the level of the Interest Rate in respect of the immediately preceding calendar day in respect of which the Interest Rate Publisher did publish a level.

“Interest Rate” means the Secured Overnight Financing Rate (SOFR) as administered and published by the Interest Rate Publisher (Bloomberg ticker “SOFRRATE Index”).

“Interest Rate Publisher” means the Federal Reserve Bank of New York (or its authorized successor, or if no such authorized successor is announced, an alternate source or provider as may be identified by the Index Calculation Agent).

"Dayst-1,t" means, in respect of each Trading Day t, the number of calendar days from but excluding the Trading Day immediately preceding Trading Day t to and including Trading Day t.

7.	Market Disruption

The Index is generally constructed so that the Index Calculation Agent will typically not calculate or publish the Index Level on a Disrupted Day.

7.1	Calculation of the Index Level in respect of a Final Disruption Determination Date

An Index Business Day that is a Disrupted Day shall be a “Final Disruption Determination Date” if it immediately follows five (5) consecutive Index Business Days that are each Disrupted Days.

On each Final Disruption Determination Date, the Index Calculation Agent will calculate its good faith estimate of the Index Level as of such Final Disruption Determination Date (notwithstanding the fact that such Final Disruption Determination Date is a Disrupted Day) using its good faith estimate of the Closing Level of the Constituent, if such Final Disruption Determination Date is a Disrupted Day for such Constituent. Any such estimated levels may be subject to correction on any of (x) the first succeeding Index Business Day that is not a Final Disruption Determination Date for the Index, (y) the first succeeding Index Business Day that is not a Disrupted Day in respect of the Constituent and (z) the first succeeding Index Business Day that is not a Disrupted Day for the Constituent with respect to which such an estimated level was determined pursuant to this Section 7.1.

Such Final Disruption Determination Date shall be a Trading Day for the purposes of the Index Rules, notwithstanding the fact that it is a Disrupted Day for the Constituent.

7.2	Definitions related to market disruption

(a)	“Disrupted Day” means an Index Business Day on which a Market Disruption Event occurs or is continuing in respect of the Constituent.

(b)	A “Market Disruption Event” occurs if the Index Calculation Agent determines in its sole discretion that on any Index Business Day there has been, subject to the provisions of paragraph (c), below:

(i)	in respect of any Reference Index (as defined in “Definitions”) of the Constituent, a failure by the relevant sponsor or its agent to calculate and publish the official settlement level for such index on such Index Business Day, or any event that, in the determination of the Index Calculation Agent, disrupts or impairs the ability of market participants to effect transactions in or obtain levels or market values for (a) the relevant Reference Index, (b) any securities or components that in the aggregate comprise 20 percent (20%) or more of the level of the relevant Reference Index, (c) any futures or options contracts or other financial contracts relating to the relevant Reference Index, or (d) any futures or options contracts or other financial contracts relating to securities or components that in the aggregate comprise 20 percent (20%) or more of the level of the relevant Reference Index; or

(ii)	the occurrence or existence of a suspension, absence or material limitation of trading of the securities of the Constituent on the relevant Primary Listing Exchange for such securities for more than two hours of trading during, or during the last one-half (½) hour period preceding the close of, the principal trading session on such relevant Primary Listing Exchange; or

(iii)	a breakdown or failure in the price and trade reporting systems of the relevant Primary Listing Exchange for the securities of the Constituent as a result of which the reported trading prices for such securities are materially inaccurate for more than two hours of trading during, or during the last one-half hour period preceding the close of, the principal trading session on such relevant Primary Listing Exchange; or

(iv)	if applicable, the occurrence or existence of a suspension, absence or material limitation of trading on the Primary Listing Exchange or market for trading in futures or options contracts related to the securities of the Constituent or on any Related Exchange (as defined in “Definitions”) for such Constituent for more than two hours of trading during, or during the last one-half hour period preceding the close of, the principal trading session on the applicable exchange or market; or

(v)	as applicable, if any of the following is calculated or announced in the ordinary course, but is not calculated or is not announced by or on behalf of the relevant sponsor of the Constituent or the relevant calculation agent or information provider that the relevant sponsor of such Constituent designates: the intraday net asset value or the intraday indicative value of such Constituent, the intraday indicative value of a Reference Index of such Constituent, or any intraday value or level that indicates or affects the approximate intrinsic economic value of such Constituent or the amount of any payment in respect of such Constituent; or

(vi)	as applicable, if any of the following is calculated or announced in the ordinary course, but is not calculated or is not announced by or on behalf of the relevant sponsor of a Constituent or the relevant calculation agent or information provider that the relevant sponsor of such Constituent designates: the closing net asset value or the closing indicative value of a Constituent, the closing indicative value of the Reference Index of such Constituent, or any closing value or level or other value or level that indicates or affects the approximate intrinsic economic value of such Constituent or the amount of any payment in respect of such Constituent; or

(vii)	the relevant sponsor of a Constituent suspends creations, issuances or redemptions of securities of such Constituent; and

the Index Calculation Agent determines in its sole discretion that the applicable event described above could materially interfere with the ability of market participants to transact in positions with respect to the Index (including, without limitation, positions with respect to any Constituent or the Reference Index of any Constituent).

(c)	For the purpose of determining whether a Market Disruption Event has occurred:

(i)	at any time with respect to a Reference Index, a security or component included in such Index and an Index Business Day, the relevant percentage contribution of that security or component to the level of the applicable Reference Index will be based on a comparison of (x) the portion of the level of the applicable Reference Index attributable to that security or component relative to (y) the overall level of the applicable Reference Index;

(ii)	a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant Primary Listing Exchange or the exchange or market for trading in futures or options contracts related to the relevant securities;

(iii)	limitations pursuant to the rules of any relevant Primary Listing Exchange similar to New York Stock Exchange Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to New York Stock Exchange Rule 80B as determined by the Index Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

(iv)	a suspension of trading in futures or options contracts on the Reference Index or securities of a Constituent by the exchange or market for trading in such contracts or securities of such Constituent by reason of (a) a price change exceeding limits set by such exchange or market, (b) an imbalance of orders relating to such contracts or securities of such Constituent or (c) a disparity in bid and ask quotes relating to such contracts or securities of such Constituent, will constitute a suspension, absence or material limitation of trading in futures or options contracts related to such equity index or the securities of such Constituent; and

(v)	a suspension, absence or material limitation of trading on any relevant Primary Listing Exchange or, if applicable, on the exchange or market on which futures or options contracts related to the Reference Index or the securities of a Constituent are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

8.	Extraordinary Events and Anti-Dilution Events

8.1	Successors to the Constituent

(a)	(x) If any of the following is calculated or announced in the ordinary course, but is not calculated or is not announced by or on behalf of the relevant sponsor or issuer for the Constituent or the relevant calculation agent or information provider that such sponsor or issuer designates: its intraday or closing net asset value or another value or level that indicates or affects the approximate intrinsic economic value of the Constituent or the amount of any payment in respect of the Constituent, (y) yet such value or level is calculated and announced by or on behalf of a successor sponsor or issuer acceptable to the Index Calculation Agent or a calculation agent or information agent (in either case, that such successor sponsor or issuer designates) acceptable to the Index Calculation Agent;

(b)	(x) If the Constituent is replaced by a successor Constituent, (y) yet (1) the Reference Index of such successor Constituent is either the same as that of the replaced Constituent or is an index using, in the determination of the Index Calculation Agent, the same or a substantially similar formula for and method of calculation as used in the calculation of the replaced Constituent’s Reference Index or (2) such successor Constituent is otherwise acceptable to the Index Calculation Agent;

then, in each case, that Constituent, that Reference Index or the relevant sponsor, issuer, calculation agent or information provider will thereafter be deemed to be the successor Constituent, successor Reference Index or the successor sponsor, issuer, calculation agent or information provider described in the relevant clause above, with effect from a date determined by the Index Calculation Agent, which may make such adjustments to the Index Rules as it determines in good faith are appropriate to account for such change (including, without limitation, adjustments to market disruption provisions in respect of an index that includes securities or components that are bonds or loans).

For the avoidance of doubt, the Index Calculation Agent shall not accept a particular successor Constituent if the Index Calculation Agent determines, in its sole discretion, that doing so would immediately result in the occurrence of an Extraordinary Event. Upon the acceptance of a successor Constituent, such successor shall take the place of the relevant Constituent.

8.2	Substitutes for the Constituent

If an Extraordinary Event occurs in respect of the Constituent, the Index Calculation Agent, acting in good faith and a commercially reasonable manner, shall select as a substitute for such Constituent an ETF that has a Reference Index (such substitute ETF being referred to herein as a “substitute ETF”) that, in any case, the Index Calculation Agent determines, in its sole discretion, possesses substantially similar characteristics or provides a substantially similar exposure (as considered prior to the occurrence of such Extraordinary Event) as compared to the Constituent that is being replaced, provided that, if the Index Calculation Agent determines that no such substitute (that the Index Calculation Agent determines, in its sole discretion, possesses substantially similar characteristics or provides a substantially similar exposure) is available, the Index Calculation Agent shall instead select an appropriate substitute by considering the context of the Index; provided further that, if the Index Calculation Agent determines, in its sole discretion, that neither a substantially similar nor an appropriate substitute ETF is available, then the Index Calculation Agent will, in its sole discretion, terminate the calculation or publication of the Index.

In any such case, the Index Calculation Agent shall, in good faith, make such adjustments that it determines to be appropriate to any variable, calculation methodology, valuation terms or any other rule in relation to the Index to account for such substitution. The Index Sponsor may, in its discretion, at any time and without notice, terminate the calculation or publication of the Index, including, without limitation, subsequent to the occurrence of an Extraordinary Event.

The Index Calculation Agent shall not select a particular substitute ETF if the Index Calculation Agent determines, in its sole discretion, that doing so would immediately result in the occurrence of an Extraordinary Event. Upon the selection of a substitute ETF, such substitute shall take the place of the relevant Constituent.

8.3	Definitions related to Extraordinary Events

An “Extraordinary Event” occurs if the Index Calculation Agent determines in its sole discretion that (i) on any Index Business Day in respect of a Constituent one or more of the following events has occurred and (ii) the applicable event or events described below materially interferes with the ability of market participants to transact in positions with respect to the Index (including, without limitation, positions with respect to any Constituent or the Reference Index of any Constituent):

(i)	for any Constituent for which the securities of the relevant exchange-traded fund are issued by a trust (such issuer trust, the “Trust Issuer”), the trust agreement or any similar governing document of the Trust Issuer is terminated, or the Trust Issuer becomes, for any reason, subject to voluntary or involuntary termination, liquidation, bankruptcy, insolvency, dissolution or winding-up or any other analogous proceeding;

(ii)	for any Constituent, the issuer becomes, for any reason, subject to voluntary or involuntary termination, liquidation, bankruptcy, insolvency, dissolution or winding-up or any other analogous proceeding;

(iii)	for any Constituent, all the securities of the Constituent or all or substantially all of the assets of the Constituent are nationalized, expropriated or otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof;

(iv)	for any Constituent, the sponsor of the Constituent permanently cancels the Constituent, and no successor exists, or the Constituent’s level, net asset value or indicative value is not calculated and is not announced by or on behalf of the relevant sponsor or issuer of the Constituent, and is not calculated and announced by or on behalf of a successor sponsor or issuer acceptable to the Index Calculation Agent;

(v)	for a Constituent, the event specified in clause (x) of subsection (a) or (b) of Section 8.1 above occurs, but the relevant event specified in clause (y) of such subsection of Section 8.1 above does not occur;

(vi)	for any Constituent, such Constituent is de-listed from the relevant Primary Listing Exchange for such Constituent and is not concurrently listed on a U.S. securities exchange acceptable to the Index Calculation Agent;

(vii)	in respect of any Constituent, an ETF Material Event (as defined below in this Section 8.3) occurs in respect of such Constituent;

(viii)	in respect of a Constituent, a Market Disruption Event occurs for ten (10) consecutive Index Business Days and the Index Calculation Agent determines that such Market Disruption Event is reasonably likely to continue for a period of an indeterminate duration;

(ix)	in respect of a Constituent, (x) a suspension or limitation on trading in respect of a Relevant Underlying (as defined below) is announced or imposed for ten (10) consecutive Index Business Days for such Constituent or for a period of indeterminate duration that the Index Calculation Agent determines is reasonably likely to include ten (10) consecutive Index Business Days for such Constituent or (y) any other event occurs or condition exists that causes trading to cease in respect of a Relevant Underlying for ten (10) consecutive Index Business Days for such Constituent;

(x)	if, at any time, any relevant license or other right or ability of the Index Calculation Agent or the Index Sponsor (or any of their affiliates) to use any Constituent, underlying reference input or relevant data or information or to refer to the level or price or other information in respect of any Constituent, underlying reference input or relevant data or information (or other component or input of the Index or other matter that could affect the Index) terminates, becomes impaired, ceases or cannot be obtained or will cease to be available on commercially reasonable terms or the Index Calculation Agent’s right or ability to use (i) any Constituent for the purposes of the Index or (ii) the Index in connection with the grant or receipt of any other inbound or outbound licensing or sub-licensing rights is otherwise impaired, ceases or cannot be obtained or will cease to be available on commercially reasonable terms (for any reason); or

(xi)	the occurrence or continuation of a Change in Law (as defined below in this Section 8.3).

An “ETF Material Event” occurs in respect of the Constituent when one or more of the following events occurs, and the Index Calculation Agent determines in its sole discretion that such event or combination of events is material (although, for the avoidance of doubt, the Index Calculation Agent has no obligation to monitor actively whether or not any of the following events has occurred):

(a)	there is an amendment, variation or modification to the constitutional documents or offering documents of the Constituent, that the Index Calculation Agent determines has or is reasonably likely to have an adverse impact on the ability of market participants to trade in securities of the Constituent;

(b)	there is an amendment, variation or modification to the terms of the Constituent or the obligations of the issuer in respect of the Constituent, in any case and by any means, that the Index Calculation Agent determines has or is reasonably likely to have an adverse impact on the value, redeemability or liquidity of the securities of the Constituent;

(c)	an ETF Regulatory Action occurs in respect of the Constituent; “ETF Regulatory Action” means (i) any cancellation, suspension or revocation of the registration or approval of the Constituent or the securities of the Constituent by any governmental, legal or regulatory entity with authority over the Constituent or the securities of the Constituent, (ii) any change in the legal, tax, accounting, or regulatory treatments of the Constituent, any sponsor, issuer or adviser of the Constituent or the securities of the Constituent that the Index Calculation Agent determines has or is reasonably likely to have an adverse impact on the holders of the securities of the Constituent or on the value of the securities of the Constituent, (iii) the Constituent or any sponsor, issuer or adviser of the Constituent becoming subject to any investigation, proceeding or litigation by any relevant governmental, legal or regulatory authority involving any activities relating to or resulting from the operation of the Constituent (including, without limitation, any future, announced or implemented material change to any one or more exemptive orders, no action letters or interpretative guidance of the U.S. Securities and Exchange Commission (the “SEC”), including guidance issued by the SEC’s staff, relating to the Constituent or to exchange-traded funds generally that affects holders of the securities of the Constituent, whether occurring through action of the SEC or otherwise, including as a result of a court order or executive order) that the Index Calculation Agent determines has or is reasonably likely to have a material adverse effect on the value, redeemability or liquidity of the securities of the Constituent, or the operation of the Constituent in accordance with the terms of the Constituent or the Constituent’s offering documents or (iv) the issuance by the SEC of an order to suspend redemption obligations of the Constituent, to freeze assets of the Constituent or to take any other action that the Index Calculation Agent determines is reasonably likely to have a material effect on the value, redeemability or liquidity of the Constituent;

(d)	the Average Daily Trading Volume (as defined in "Definitions") of the Constituent declines below (x) an amount equal to 20 percent (20%) of its Average Daily Trading Volume as of the Live Date or (y) twenty-five million U.S. dollars ($25,000,000);

(e)	the Market Capitalization (as defined in “Definitions”) of the Constituent declines below (x) an amount equal to 20 percent (20%) of its Market Capitalization as of the date provided in the applicable Module in Part B or (y) two point five billion U.S. dollars ($2,500,000,000);

(f)	the relevant Primary Listing Exchange for the Constituent announces that such Constituent will be de-listed from such exchange;

(g)	if any of the following is calculated or announced in the ordinary course, but, for a period of five (5) consecutive Index Business Days, is not calculated or is not announced by or on behalf of the relevant sponsor or issuer of the Constituent or the relevant calculation agent or information provider that the relevant sponsor or issuer of the Constituent designates: the intraday net asset value of the Constituent, the intraday indicative value of a Reference Index of the Constituent, or any intraday value or level that indicates or affects the approximate intrinsic economic value of the Constituent or the amount of any payment in respect of the Constituent;

(h)	if any of the following is calculated or announced in the ordinary course, but, for a period of five (5) consecutive Index Business Days, is not calculated or is not announced by or on behalf of the relevant sponsor or issuer of the Constituent or the relevant calculation agent or information provider that the relevant sponsor or issuer of the Constituent designates: the closing net asset value of the Constituent, the closing indicative value of a Reference Index of the Constituent, or any closing value or level or other value or level that indicates or affects the approximate intrinsic economic value of the Constituent or the amount of any payment in respect of the Constituent;

(i)	if any of the following is calculated or announced in the ordinary course, but, for a period of five (5) consecutive Index Business Days, the Closing Level of the Constituent reflects a premium greater than five percent (5%) or a discount greater than five percent (5%) as compared to the closing net asset value of the Constituent, the closing indicative value of a Reference Index of the Constituent, or any closing value or level or other value or level that indicates or affects the approximate intrinsic economic value of the Constituent or the amount of any payment in respect of the Constituent;

(j)	the relevant sponsor of the Reference Index of the Constituent fails to calculate and publish the official settlement level for such index for five (5) consecutive Index Business Days; or

(k)	the relevant sponsor of the Constituent suspends new issuances, creations or redemptions of securities of such Constituent for five (5) consecutive Index Business Days or announces a suspension of unlimited duration of such creations or redemptions.

A “Change in Law” occurs when, due to either:

(a)	the adoption of, or any change in, any applicable law, regulation or rule (including, without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute); or
(b)	the promulgation of, or any change in, the announcement or statement of a formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order (including, without limitation, as implemented by the U.S. Commodity Futures Trading Commission, the U.S. Securities and Exchange Commission or any exchange or trading facility), and the Index Calculation Agent determines in good faith that (x) it is contrary to such law, rule, regulation or order for any market participants that are brokers or financial intermediaries (individually or collectively) to hold, acquire or dispose of (in whole or in part) a position in or a transaction referencing or relating to (1) a Constituent, (2) a component of a Constituent that is an index or (3) a component of a Reference Index of a Constituent (each such underlying described in any of the immediately preceding clauses (1), (2) and (3), being a “Relevant Underlying”) or (y) holding a position in or a transaction referencing or relating to a Relevant Underlying is (or, but for the consequent disposal or termination thereof, would otherwise be) in excess of any allowable position limit(s) applicable to any market participants that are brokers or financial intermediaries (individually or collectively) under any such law, rule or regulation in relation to a Relevant Underlying, including in any case traded on any exchange(s), market or other trading facility.

8.4	Anti-dilution adjustments

With respect to the applicable Constituent (or the relevant successor or substitute Constituent), the Index Calculation Agent will make anti-dilution adjustments to the Closing Level of such Constituent only (a) if the securities of such Constituent are subject to a split or reverse split, once such split has become effective, or (b) if such Constituent is subject to (i) an issuance of additional securities of such Constituent that is given ratably to all or substantially all holders of securities of such Constituent or (ii) a distribution of securities of such Constituent as a result of the triggering of any provision of the corporate charter of such Constituent or its issuer, as applicable, once the dividend or distribution has become effective and the securities of such Constituent are trading ex-distribution. The Index Calculation Agent will be solely responsible for the determination and calculation of any such anti-dilution adjustments and any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

9.	Interest Rate Extraordinary Events

If either (a) the Interest Rate is not calculated and announced by the relevant sponsor or the relevant publisher, but is calculated and announced by a successor sponsor or a successor publisher acceptable to the Index Calculation Agent, or (b) the Interest Rate is replaced by a successor rate that, in the determination of the Index Calculation Agent, is the same or substantially similar to that relevant rate, then the Interest Rate will be deemed to be the Interest Rate so calculated and announced by that successor sponsor or that successor publisher or that successor rate, as the case may be, with effect from a date determined by the Index Calculation Agent.

If on or prior to any Index Business Day, an Interest Rate Extraordinary Event (as defined below) occurs, then the Index Calculation Agent shall do one of the following, as determined by the Index Calculation Agent in its sole discretion: (i) continue to use the original Interest Rate in determining the Index Level (but only if the Interest Rate has not been cancelled); (ii) cease calculation or publication of the Index on such date as is determined by the Index Calculation Agent; or (iii) select a replacement Interest Rate that it determines possesses substantially similar characteristics to the Interest Rate that is being replaced, with effect from a date determined by the Index Calculation Agent, provided that, if the Index Calculation Agent determines that there is no replacement Interest Rate that possesses substantially similar characteristics to the original Interest Rate, then the Index Calculation Agent may select a replacement Interest Rate that it determines will be an appropriate replacement rate.

An “Interest Rate Extraordinary Event” occurs when one or more of the following events occurs, as determined by the Index Calculation Agent in its sole discretion (although, for the avoidance of doubt, the Index Calculation Agent has no obligation to monitor actively whether or not any of the following events has occurred): (a) the Interest Rate Publisher makes a material change in the formula for or the method of calculating the Interest Rate or in any other way materially modifies the Interest Rate (other than a modification prescribed in the formula or method for determining the Interest Rate in the event of routine events), (b) the Interest Rate is not published for ten (10) consecutive scheduled publication days for such Interest Rate, (c), a relevant regulatory supervisor or regulatory authority (if any) with jurisdiction over the Index Sponsor or the Index Sponsor itself makes a public statement or publishes information indicating or announcing that the Index is not or will no longer be representative, (d) a relevant regulatory supervisor or regulatory authority (if any) with jurisdiction over the Interest Rate Publisher or the Interest Rate or the Interest Rate Publisher itself makes a public statement or publishes information indicating or announcing that the Interest Rate is not or will no longer be representative or (e) the Interest Rate is cancelled.

10.	Corrections

If (i) the Closing Level of (a) the Constituent or (b) the Interest Rate as of any date which is published or otherwise made available in respect of the relevant Constituent or Interest Rate is subsequently corrected and such correction is published or otherwise made available in respect of such Constituent or Interest Rate; or (ii) the Index Calculation Agent identifies an error or omission in any of its calculations, determinations or interpretations in respect of the Index, then the Index Calculation Agent may, if practicable and if the Index Calculation Agent determines in good faith that such correction, error or omission (as the case may be) is material, adjust or correct the relevant calculation, determination or interpretation and/or the Index Level as of any Index Business Day to take into account any such correction.

Definitions

Terms not otherwise defined herein, shall have the following meanings:

“Average Daily Trading Volume”	means, with respect to a Constituent and an Index Business Day, the product of (a) the ratio of (i) the total volume of trading in the securities of such Constituent from but excluding the calendar day that is six months prior to such Index Business Day, to and including such Index Business Day, as reported to the consolidated tape, divided by (ii) the total number of Index Business Days from but excluding the calendar day six (6) months prior to such Index Business Day, to and including such Index Business Day, times (b) the Closing Level of such Constituent on such Index Business Day. The Average Daily Trading Volume for the applicable Constituent as of the Live Date is provided in the applicable Module in Part B.

“Bloomberg”	means Bloomberg Finance L.P. and its affiliates, or any successor or assign.

“Base Date”	means, with respect to an Index, the Base Date specified in the applicable Module.

“Change in Law”	has the meaning given to such term in Section 8.3 (Definitions related to Extraordinary Events).

“Closing Level”	means, subject to the provisions of Section 7 (Market Disruption) and Section 8 (Extraordinary Events and Anti-Dilution Events), in respect of a Constituent and a Trading Day, the official closing price for such Constituent on the Primary Listing Exchange for such Constituent, as of the closing time of the regular trading session of such Primary Listing Exchange on such Trading Day.

“Constituent”	has the meaning given to such term in Section 4 (General Notes on the Index).

“Disrupted Day”	has the meaning given to such term in Section 7.2 (Definitions related to market disruption).

“ETF Material Event”	has the meaning given to such term in Section 8.3 (Definitions related to Extraordinary Events).

“ETF Regulatory Action”	has the meaning given to such term in Section 8.3 (Definitions related to Extraordinary Events).

"Exchange Act"	means the United States Securities Exchange Act of 1934, as amended.

“Ex-Distribution Date”	has the meaning given to such term in Section 6 (Calculation of the Index Level).

“Extraordinary Event”	has the meaning given to such term in Section 8.3 (Definitions related to Extraordinary Events).

“Final Disruption Determination Date”	has the meaning given to such term in Section 7.1 (Calculation of the Index Level in respect of a Final Disruption Determination Date).

“Gross Distribution Amount”	has the meaning given to such term in Section 6 (Calculation of the Index Level).

“Index”	has the meaning given to such term in Section 1 (Introduction).

“Index Business Day”	means a day on which the New York Stock Exchange is scheduled to open for trading for its regular trading session.

“Index Calculation Agent”	has the meaning given to such term in Section 2.1 (Index Sponsor and Index Calculation Agent; Identity and responsibilities).

“Index Level”	has the meaning given to such term in Section 5 (Publication of the Index Level).

“Index Rules”	means, as provided in Section 1 (Introduction).

“Index Sponsor”	has the meaning given to such term in Section 2.1 (Index Sponsor and Index Calculation Agent; Identity and responsibilities).

“JPMS”	has the meaning provided in Section 2.1 (Index Sponsor and Index Calculation Agent; Identity and responsibilities).

“Live Date”	means the Live Date for a particular Index as specified in the applicable Module in Part B.

“Market Capitalization”	means, with respect to a Constituent and a Trading Day, the product of (a) the shares outstanding of such Constituent in respect of such Trading Day, as reported to the Primary Listing Exchange, times (b) the Closing Level of such Constituent in respect of such Trading Day. The Market Capitalization for the applicable Constituent on the Live Date is provided in the applicable Module in Part B.

“Market Disruption Event”	has the meaning given to such term in Section 7.2 (Definitions related to market disruption).

"Primary Listing Exchange"	with respect to a Constituent and a date, the U.S. securities exchange registered under the Exchange Act, on which the shares or other interests of such Constituent have their primary listing as of such date.

“Reference Index”	means with respect to a Constituent, the index, if applicable, whose performance such Constituent attempts to track. The Reference Index for the applicable Constituent, as of the Live Date is provided in the applicable Module in Part B.

“Related Exchange”	means, in respect of any Constituent, each exchange or quotation system (as determined by the Index Calculation Agent) where trading has a material effect (as determined by the Index Calculation Agent) on the overall market for futures or options contracts relating to the Constituent.

“Relevant Person”	has the meaning given to such term in Section 2.1 (Index Sponsor and Index Calculation Agent; Identity and Responsibilities).

“Relevant Underlying”	has the meaning given to such term in Section 8.3 (Definitions related to Extraordinary Events).

“SEC”	has the meaning given to such term in Section 8.3 (Definitions related to Extraordinary Events).

“Trading Day”	means an Index Business Day that is (i) not a Disrupted Day; or (ii) a Final Disruption Determination Date.

“Trust Issuer”	has the meaning given to such term in Section 8.3 (Definitions related to Extraordinary Events).

PART B

INDEX PARAMETERS FOR THE J.P. MORGAN EXCESS RETURN INDEX SERIES

MODULE B1: J.P. MORGAN US LARGE CAP EQUITIES EXCESS RETURN INDEX

Name	J.P. Morgan US Large Cap Equities Excess Return Index
Bloomberg ticker	JPUSLGER
Base Date	April 2, 2018
Live Date	February 13, 2024
Constituent	SPDR S&P 500 ETF Trust
Primary Exchange as of the Live Date	NYSE Arca
Constituent Ticker	SPY
Reference Index of the Constituent	S&P 500® Index
Average Daily Trading Volume*	39,617
Market Capitalization*	487,648

MODULE B2: J.P. MORGAN US Q EQUITIES EXCESS RETURN INDEX

Name	J.P. Morgan US Q Equities Excess Return Index
Bloomberg ticker	JPUSNQER
Base Date	April 2, 2018
Live Date	February 13, 2024
Constituent	Invesco QQQ Trust Series 1 ETF
Primary Exchange as of the Live Date	NASDAQ GM
Constituent Ticker	QQQ
Reference Index of the Constituent	NASDAQ-100 Index
Average Daily Trading Volume*	20,669
Market Capitalization*	246,245

MODULE B3: J.P. MORGAN US SMALL CAP EQUITIES EXCESS RETURN INDEX

Name	J.P. Morgan US Small Cap Equities Excess Return Index
Bloomberg ticker	JPUSSMER
Base Date	April 2, 2018
Live Date	February 13, 2024
Constituent	iShares Russell 2000 ETF
Primary Exchange as of the Live Date	NYSE Arca
Constituent Ticker as of the Live Date	IWM
Reference Index of the Constituent	Russell 2000 Index
Average Daily Trading Volume*	7,314
Market Capitalization*	58,383

MODULE B4: J.P. MORGAN US LARGE CAP EQUITIES EQUAL WEIGHTED EXCESS RETURN INDEX

Name	J.P. Morgan US Large Cap Equities Equal Weighted Excess Return Index
Bloomberg ticker	JPUSEQER
Base Date	April 2, 2018
Live Date	August 9, 2024
Constituent	Invesco S&P 500 Equal Weight ETF
Primary Exchange as of the Live Date	NYSE Arca
Constituent Ticker as of the Live Date	RSP
Reference Index of the Constituent	S&P 500 Equal Weight Index
Average Daily Trading Volume*	1,038
Market Capitalization*	58,370

MODULE B5: J.P. MORGAN US MID CAP EQUITIES EXCESS RETURN INDEX

Name	J.P. Morgan US Mid Cap Equities Excess Return Index
Bloomberg ticker	JPUSMDER
Base Date	April 2, 2018
Live Date	October 2, 2024
Constituent	SPDR S&P MidCap 400 ETF Trust
Primary Exchange as of the Live Date	NYSE Arca
Constituent Ticker as of the Live Date	MDY
Reference Index of the Constituent	S&P Midcap 400 Index
Average Daily Trading Volume*	447
Market Capitalization*	22,812

MODULE B6: J.P. MORGAN US AVERAGE 30 EXCESS RETURN INDEX

Name	J.P. Morgan US Average 30 Excess Return Index
Bloomberg ticker	JPUSDJER
Base Date	April 2, 2018
Live Date	December 13, 2024
Constituent	SPDR Dow Jones Industrial Average ETF
Primary Exchange as of the Live Date	NYSE Arca
Constituent Ticker as of the Live Date	DIA
Reference Index of the Constituent	Dow Jones Industrial Average Total Return Index
Average Daily Trading Volume*	1,432
Market Capitalization*	39,145

MODULE B7: J.P. MORGAN GOLD EXCESS RETURN INDEX

Name	J.P. Morgan Gold Excess Return Index
Bloomberg ticker	JPGLDER
Base Date	April 2, 2018
Live Date	December 13, 2024
Constituent	SPDR Gold Shares
Primary Exchange as of the Live Date	NYSE Arca
Constituent Ticker as of the Live Date	GLD
Reference Index of the Constituent	LBMA Gold Price PM
Average Daily Trading Volume*	1,592
Market Capitalization*	73,482

MODULE B8: J.P. MORGAN US FINANCIALS EXCESS RETURN INDEX

Name	J.P. Morgan US Financials Excess Return Index
Bloomberg ticker	JPFINER
Base Date	April 2, 2018
Live Date	December 13, 2024
Constituent	Financial Select Sector SPDR Fund
Primary Exchange as of the Live Date	NYSE Arca
Constituent Ticker as of the Live Date	XLF
Reference Index of the Constituent	Financial Select Sector Total Return Index
Average Daily Trading Volume*	1,893
Market Capitalization*	49,857

MODULE B9: J.P. MORGAN US TECH SECTOR EXCESS RETURN INDEX

Name	J.P. Morgan US Tech Sector Excess Return Index
Bloomberg ticker	JPTECHER
Base Date	April 2, 2018
Live Date	December 13, 2024
Constituent	Technology Select Sector SPDR Fund
Primary Exchange as of the Live Date	NYSE Arca
Constituent Ticker as of the Live Date	XLK
Reference Index of the Constituent	Technology Select Sector Index
Average Daily Trading Volume*	1,136
Market Capitalization*	74,489

MODULE B10: J.P. MORGAN US SEMICONDUCTORS EXCESS RETURN INDEX

Name	J.P. Morgan US Semiconductors Excess Return Index
Bloomberg ticker	JPSEMIER
Base Date	April 2, 2018
Live Date	December 13, 2024
Constituent	VanEck Semiconductor ETF
Primary Exchange as of the Live Date	NASDAQ GM
Constituent Ticker as of the Live Date	SMH
Reference Index of the Constituent	MVIS US Listed Semiconductor 25 Index
Average Daily Trading Volume*	1,875
Market Capitalization*	24,036

MODULE B11: J.P. MORGAN US REGIONAL BANKS EXCESS RETURN INDEX

Name	J.P. Morgan US Regional Banks Excess Return Index
Bloomberg ticker	JPUSKRER
Base Date	April 2, 2018
Live Date	December 13, 2024
Constituent	SPDR S&P Regional Banking ETF
Primary Exchange as of the Live Date	NYSE Arca
Constituent Ticker as of the Live Date	KRE
Reference Index of the Constituent	S&P Regional Banks Select Industry Index
Average Daily Trading Volume*	932
Market Capitalization*	5,807

MODULE B12: J.P. MORGAN US INDUSTRIALS EXCESS RETURN INDEX

Name	J.P. Morgan US Industrials Excess Return Index
Bloomberg ticker	JPUSINER
Base Date	April 2, 2018
Live Date	December 13, 2024
Constituent	Industrial Select Sector SPDR Fund
Primary Exchange as of the Live Date	NYSE Arca
Constituent Ticker as of the Live Date	XLI
Reference Index of the Constituent	Industrial Select Sector Index
Average Daily Trading Volume*	1,105
Market Capitalization*	21,580

MODULE B13: J.P. MORGAN US UTILITIES EXCESS RETURN INDEX

Name	J.P. Morgan US Utilities Excess Return Index
Bloomberg ticker	JPUSUTER
Base Date	April 2, 2018
Live Date	December 13, 2024
Constituent	Utilities Select Sector SPDR Fund
Primary Exchange as of the Live Date	NYSE Arca
Constituent Ticker as of the Live Date	XLU
Reference Index of the Constituent	Utilities Select Sector Index
Average Daily Trading Volume*	802
Market Capitalization*	17,017

MODULE B14: J.P. MORGAN JAPAN EQUITIES EXCESS RETURN INDEX

Name	J.P. Morgan Japan Equities Excess Return Index
Bloomberg ticker	JPJPEQER
Base Date	April 2, 2018
Live Date	December 13, 2024
Constituent	iShares MSCI Japan ETF
Primary Exchange as of the Live Date	NYSE Arca
Constituent Ticker as of the Live Date	EWJ
Reference Index of the Constituent	MSCI Japan Net Total Return USD Index
Average Daily Trading Volume*	391
Market Capitalization*	13,790

MODULE B15: J.P. MORGAN INTERNATIONAL EQUITIES EXCESS RETURN INDEX

Name	J.P. Morgan International Equities Excess Return Index
Bloomberg ticker	JPEAFEER
Base Date	April 2, 2018
Live Date	December 13, 2024
Constituent	iShares MSCI EAFE ETF
Primary Exchange as of the Live Date	NYSE Arca
Constituent Ticker as of the Live Date	EFA
Reference Index of the Constituent	MSCI EAFE Net Total Return USD Index
Average Daily Trading Volume*	890
Market Capitalization*	55,002

MODULE B16: J.P. MORGAN EMERGING MARKETS EQUITIES EXCESS RETURN INDEX

Name	J.P. Morgan Emerging Markets Equities Excess Return Index
Bloomberg ticker	JPEMEQER
Base Date	April 2, 2018
Live Date	December 13, 2024
Constituent	iShares MSCI Emerging Markets ETF
Primary Exchange as of the Live Date	NYSE Arca
Constituent Ticker as of the Live Date	EEM
Reference Index of the Constituent	MSCI Emerging Net Total Return USD Index
Average Daily Trading Volume*	1,199
Market Capitalization*	17,812

MODULE B17: J.P. MORGAN CHINA EQUITIES EXCESS RETURN INDEX

Name	J.P. Morgan China Equities Excess Return Index
Bloomberg ticker	JPCNEQER
Base Date	April 2, 2018
Live Date	December 13, 2024
Constituent	iShares China Large-Cap ETF
Primary Exchange as of the Live Date	NYSE Arca
Constituent Ticker as of the Live Date	FXI
Reference Index of the Constituent	FTSE China 50 Net Tax TR Index
Average Daily Trading Volume*	1,576
Market Capitalization*	7,371

MODULE B18: J.P. MORGAN BRAZIL EQUITIES EXCESS RETURN INDEX

Name	J.P. Morgan Brazil Equities Excess Return Index
Bloomberg ticker	JPBREQER
Base Date	April 2, 2018
Live Date	December 13, 2024
Constituent	iShares MSCI Brazil ETF
Primary Exchange as of the Live Date	NYSE Arca
Constituent Ticker as of the Live Date	EWZ
Reference Index of the Constituent	MSCI Brazil 25-50 Net USD Index
Average Daily Trading Volume*	510
Market Capitalization*	3,438

MODULE B19: J.P. MORGAN CHINA INTERNET EQUITIES EXCESS RETURN INDEX

Name	J.P. Morgan China Internet Equities Excess Return Index
Bloomberg ticker	JPKWEBER
Base Date	April 2, 2018
Live Date	December 13, 2024
Constituent	KraneShares CSI China Internet Fund
Primary Exchange as of the Live Date	NYSE Arca
Constituent Ticker as of the Live Date	KWEB
Reference Index of the Constituent	CSI Overseas China Internet USD Index
Average Daily Trading Volume*	687
Market Capitalization*	5,933

MODULE B20: J.P. MORGAN HEALTH CARE EXCESS RETURN INDEX

Name	J.P. Morgan Health Care Excess Return Index
Bloomberg ticker	JPUSHCER
Base Date	April 2, 2018
Live Date	January 21, 2025
Constituent	Health Care Select Sector SPDR Fund
Primary Exchange as of the Live Date	NYSE Arca
Constituent Ticker as of the Live Date	XLV
Reference Index of the Constituent	Health Care Select Sector Total Return Index
Average Daily Trading Volume*	1,040
Market Capitalization*	38,014

MODULE B21: J.P. MORGAN US ENERGY EQUITIES EXCESS RETURN INDEX

Name	J.P. Morgan US Energy Equities Excess Return Index
Bloomberg ticker	JPUSENER
Base Date	April 2, 2018
Live Date	January 21, 2025
Constituent	Energy Select Sector SPDR Fund
Primary Exchange as of the Live Date	NYSE Arca
Constituent Ticker as of the Live Date	XLE
Reference Index of the Constituent	Energy Select Sector Total Return Index
Average Daily Trading Volume*	1,316
Market Capitalization*	35,263

MODULE B22: J.P. MORGAN CONSUMER STAPLES EXCESS RETURN INDEX

Name	J.P. Morgan Consumer Staples Excess Return Index
Bloomberg ticker	JPUSCSER
Base Date	April 2, 2018
Live Date	January 21, 2025
Constituent	Consumer Staples Select Sector SPDR Fund
Primary Exchange as of the Live Date	NYSE Arca
Constituent Ticker as of the Live Date	XLP
Reference Index of the Constituent	Consumer Staples Select Sector Total Return Index
Average Daily Trading Volume*	766
Market Capitalization*	16,352

MODULE B23: J.P. MORGAN OIL & GAS EQUITIES EXCESS RETURN INDEX

Name	J.P. Morgan Oil & Gas Equities Excess Return Index
Bloomberg ticker	JPUSOGER
Base Date	April 2, 2018
Live Date	January 21, 2025
Constituent	SPDR S&P Oil & Gas Exploration & Production ETF
Primary Exchange as of the Live Date	NYSE Arca
Constituent Ticker as of the Live Date	XOP
Reference Index of the Constituent	S&P Oil & Gas Exploration & Production Select Industry Total Return Index
Average Daily Trading Volume*	406
Market Capitalization*	2,408

* In millions of U.S.$, to the nearest U.S.$1 million as of the corresponding Live Date.